UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2020

Albertsons Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.

Boise, Idaho 83706

(Address of principal executive office and zip code)

(208) 395-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On October 26, 2020, Mary Beth West was appointed to the Board of Directors (the “Board”) of Albertsons Companies, Inc. (the “Company”), effective immediately, with a term that expires at the Company’s 2021 annual meeting of stockholders or until her successor is duly elected and qualified. Ms. West was also appointed to the Nominating and Corporate Governance Committee and Compensation Committee. Ms. West is expected to enter into an indemnification agreement with the Company, on substantially the same terms contained in the Company’s standard form previously filed with the Securities and Exchange Commission (the “SEC”), which provides for indemnification of the indemnitee to the fullest extent permitted by Delaware law.

Ms. West has a proven track record of innovation and transformation across myriad facets of retail. Ms. West began her career at Kraft Foods, Inc., and over the course of 21 years of working on some of the food industry’s most iconic brands like Kraft Macaroni and Cheese, Oreo and Maxwell House coffee, she was named Chief Marketing Officer in 2007. When Kraft Foods spun their snack foods division off in 2012, Ms. West went with the new company, Mondelez International, Inc., and served as Executive Vice President, Chief Category and Marketing Officer from 2012 to 2014. When Ms. West left Mondelez, she joined J.C. Penney Company, Inc. in 2015, after having served on their board of directors from November 2005 to May 2015. Ms. West was then tapped by The Hershey Company in May 2017 for its Senior Vice President and Chief Growth Officer. Ms. West drove the company’s growth and marketing strategies as well as communication, disruptive innovation, research and development, and mergers and acquisitions, and ignited the transformation of the company’s offerings beyond chocolate into snack categories, retiring from the company in January 2020. Ms. West earned an M.B.A. in Marketing from Columbia University and a B.S. in Management from Nazareth College in Rochester. Ms. West is currently a member of the board of directors of Hasbro, Inc. (NASDAQ: HAS), a position she has held since June 2016.

The Board has determined that Ms. West is independent under the corporate governance standards of the rules of the New York Stock Exchange. There are no arrangements or understanding between Ms. West and any other person pursuant to which Ms. West was selected as a director, nor are there any family relationships between Ms. West and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. West is not party to any transaction with the Company that would require disclosure under Item 404(a) of the SEC’s Regulation S-K.

Item 8.01.	Other Events.

On October 29, 2020, the Company issued a press release announcing the election of Ms. West to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release dated October 29, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc. (Registrant)

Dated: October 29, 2020	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary